SECOND SUPPLEMENTAL INDENTURE
Second Supplemental Indenture (this “Supplemental Indenture”), dated as of December 3, 2019, by and among Cimpress plc, a public company with limited liability incorporated in Ireland (a member state of the European Union) (“New Cimpress”), the Guarantors party hereto (the “Guarantors”) and MUFG Union Bank, N.A., as trustee (the “Trustee”).
W I T N E S S E T H
WHEREAS, Cimpress N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Company”) has heretofore executed and delivered to the Trustee a Senior Notes Indenture (as supplemented by the First Supplemental Indenture (as defined below) and as further supplemented by this Supplemental Indenture, the “Indenture”), dated as of June 15, 2018, among the Company, the guarantors named therein and the Trustee, providing for the issuance of an unlimited aggregate principal amount of 7.0% Senior Notes due 2026 (the “Notes”);
WHEREAS, Build A Sign LLC, a Delaware limited liability company (“Build A Sign”) and a subsidiary of the Company, has heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of October 15, 2019 (the “First Supplemental Indenture”), whereby Build A Sign agreed to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof;
WHEREAS, the Indenture provides that under certain circumstances, the Company may merge with or into another Person, provided that, inter alia, the surviving entity expressly assumes all of the obligations of the Company under the Notes and the Indenture;
WHEREAS, pursuant to an Order of the High Court of Ireland, dated on or about December 3, 2019, approving the cross border merger by acquisition of the Company into New Cimpress under the terms and conditions set out in the common draft terms of merger, dated as of September 17, 2019, the assets and liabilities of the Company are being transferred by universal succession of title to New Cimpress at the “Effective Time” (defined as 4:15 p.m. Eastern Standard Time on December 3, 2019) in consideration for the allotment and issue of ordinary shares in New Cimpress to the shareholders of the Company (the “Merger”);
WHEREAS, pursuant to Section 5.01(a)(4) of the Indenture, each Guarantor wishes to confirm that its Note Guarantee shall apply to New Cimpress’ obligations under the Indenture and the Notes; and
WHEREAS, pursuant to Section 9.01(a)(1) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Assumption. New Cimpress hereby assumes, effective as of the Effective Time, all of the obligations of the Company under the Notes and the Indenture (the “Assumption”).

3.    Confirmation of Note Guarantee. Each of the Guarantors hereby acknowledges the Merger and the Assumption and confirms that, effective as of the Effective Time, its Note Guarantee shall apply to New Cimpress’ obligations under the Notes and the Indenture.
4.    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    Waiver of Jury Trial. EACH OF NEW CIMPRESS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
6.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be deemed to be an original, but all of them together represent the same agreement.
7.    Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
8.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by New Cimpress.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CIMPRESS PLC

By:/s/Kathryn Leach
Name: Kathryn Leach
Title: Attorney

[Signature Page to Supplemental Indenture]

MUFG UNION BANK, N.A., as Trustee

By:/s/Rafael E. Miranda
Name: Rafael E. Miranda Title: Vice President

[Signature Page to Supplemental Indenture]

CIMPRESS USA INCORPORATED,
as a Guarantor
By:/s/Sean Quinn
Name: Sean Quinn
Title: President
CIMPRESS WINDSOR CORPORATION,
as a Guarantor
By:/s/Sean Quinn
Name: Sean Quinn
Title: Treasurer

VISTAPRINT NETHERLANDS B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

WEBS, INC.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: President and Treasurer

CIMPRESS INVESTMENTS B.V.,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

[Signature Page to Supplemental Indenture]

CIMPRESS JAMAICA LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

CIMPRESS DEUTSCHLAND GMBH,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

NATIONAL PEN PROMOTIONAL HOLDINGS LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Director

NATIONAL PEN PROMOTIONAL PRODUCTS LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Director

[Signature Page to Supplemental Indenture]

VISTAPRINT LIMITED,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: President and Chairman

CIMPRESS SCHWEIZ GMBH,
as a Guarantor
By: /s/Sean Quinn
Name: Sean Quinn
Title: Managing Director

VISTAPRINT B.V.,
as a Guarantor
By: /s/Sean Quinn
Title: Managing Director

[Signature Page to Supplemental Indenture]

CIMPRESS AUSTRALIA PTY LIMITED, as a Guarantor

By:	/s/Bruce Maxwell Hamilton
Name: Bruce Maxwell Hamilton
Title: Managing Director

CIMPRESS IRELAND LIMITED,
as a Guarantor
By:/s/Marcus Wisznievski
Name: Marcus Wisznievski
Title: Director

CIMPRESS ITALY S.R.L.,
as a Guarantor
By:/s/Douglas Glucroft
Name: Douglas Glucroft
Title: Executive Director

PIXARTPRINTING S.P.A.,
as a Guarantor
By:/s/Douglas Glucroft
Name: Douglas Glucroft
Title: Executive Director

[Signature Page to Supplemental Indenture]

CIMPRESS JAPAN CO. LTD., as a Guarantor

By:	/s/Keiko Son
Name: Keiko Son
Title: Representative Director

CIMPRESS UK LIMITED,
as a Guarantor
By:/s/Paul McDermott
Name: Paul McDermott
Title: Managing Director

VISTAPRINT CORPORATE SOLUTIONS INCORPORATED,
as a Guarantor
By:/s/Paul McDermott
Name: Paul McDermott
Title: Vice President and Secretary

CIMPRESS USA MANUFACTURING INCORPORATED, as a Guarantor

By:	/s/Kevin Lane
Name: Kevin Lane
Title: Sr. Director of Finance

[Signature Page to Supplemental Indenture]

NATIONAL PEN CO. LLC, as a Guarantor

By:	/s/Richard Obrigawitch
Name: Richard Obrigawitch
Title: CFO/COO

NATIONAL PEN TENNESSEE LLC, as a Guarantor

By:	/s/Richard Obrigawitch
Name: Richard Obrigawitch
Title: CFO/COO

NP CORPORATE SERVICES LLC, as a Guarantor

By:	/s/Richard Obrigawitch
Name: Richard Obrigawitch
Title: CFO/COO

TRADEPRINT DISTRIBUTION LIMITED,
as a Guarantor
By:/s/Charlene Douglas
Name: Charlene Douglas
Title: Managing Director

[Signature Page to Supplemental Indenture]

[Signature Page to Supplemental Indenture]

WIRMACHENDRUCK GMBH,
as a Guarantor
By:/s/Thomas Stönner
Name: Thomas Stönner
Title: CFO and Authorized Signatory

BUILD A SIGN LLC,
as a Guarantor
By:/s/Kit Mellem
Name: Kit Mellem
Title: CFO

[Signature Page to Supplemental Indenture]